NovaStar Mortgage, Inc. Agrees to Purchase Retail Mortgage Lending Assets

From Oak Street Mortgage LLC

KANSAS CITY, Mo. – September 12, 2006 – NovaStar Mortgage, Inc., and Oak Street Mortgage LLC today announced that NovaStar Mortgage, the primary loan origination unit of NovaStar Financial, Inc. (NYSE: NFI) has agreed to acquire up to 21 retail mortgage lending locations and certain other assets of Oak Street. A significant number of Oak Street’s employees are expected to become employees of NovaStar Mortgage. NovaStar Mortgage will create a new Retail Division and expand its retail mortgage lending business beyond the current focus on customer retention programs. The purchase price will be at a slight premium over the book value of the assets being acquired plus an additional opportunity to earn payments over the next two years contingent upon the performance of the retail division during such period. The transaction is expected to close late in the fourth quarter of 2006.

“We are excited about welcoming the retail lending personnel of Oak Street to NovaStar. We expect this expansion into the retail market to enable us initially to increase loan production by $75 to $100 million a month. While Oak Street’s retail channel is already an efficient loan origination operation, the elimination of duplicate overhead should further reduce the cost of production,” said Lance Anderson, Chairman of NovaStar Mortgage and Chief Operating Officer of NovaStar Financial. “This is a strategic opportunity for NovaStar to grow a centrally managed retail market channel, while lowering our overall cost of origination.”

Steve Alonso, Chairman and Chief Executive Officer of Oak Street Mortgage, commented: “At a time when the marketplace has become more competitive and challenging, NovaStar offers an opportunity for our retail employees to join a nationwide lender with an excellent reputation and deep expertise in mortgage banking and portfolio management.”

While Oak Street will exit the residential mortgage origination market, Oak Street will continue its commercial lending under the Oak Street Funding brand which will remain headquartered in the Indianapolis area.

About Oak Street

Oak Street Mortgage LLC, headquartered near Indianapolis, Indiana, enables homeowners to reach their financial goals by offering home purchase loans, mortgage refinancing and debt consolidation. An outstanding customer experience, along with a fast, simple loan process, has made the company a leading player in the mortgage industry since its founding in 1999. Oak Street now spans 36 states with offices throughout the nation.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, sells, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust founded in

1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

CONTACTS:

NovaStar Financial, Inc.

Investor Relations Contact:

Jeffrey A. Gentle, 816-237-7424

or

Media Contact:

Dick Johnson, 913-649-8885